Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 6 TO MASTER REPURCHASE AND SECURITIES CONTRACT

AMENDMENT NO. 6 TO MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of August 27, 2020 (this “Amendment”), between and among FS CREIT FINANCE WF-1 LLC, a Delaware limited liability company (“Seller”), FS CREDIT REAL ESTATE INCOME TRUST, INC., a Maryland corporation (“Guarantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Master Repurchase and Securities Contract, dated as of August 30, 2017 (as amended by (i) Amendment No. 1 to Master Repurchase and Securities Contract, dated as of April 26, 2018, between and among Seller, Buyer and Guarantor, (ii) Amendment No. 2 to Master Repurchase and Securities Contract, dated as of July 24, 2018, between and among Seller, Buyer and Guarantor, (ii) Amendment No. 3 to Master Repurchase and Securities Contract, dated as of November 30, 2018, between and among Seller, Buyer and Guarantor, (iv) Amendment No. 4 to Master Repurchase and Securities Contract, dated as of August 1, 2019, between and among Seller, Buyer and Guarantor, (v) Amendment No. 5 to Master Repurchase and Securities Contract, dated as of August 29, 2019, and (vi) this Amendment, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);

WHEREAS, in connection with the Repurchase Agreement, Seller and Buyer entered into that certain Second Amended and Restated Fee and Pricing Letter, dated as of August 29, 2019 (as amended and restated pursuant to that certain Third Amended and Restated Fee and Pricing Letter, dated as of the date hereof (the “Fee Letter Amendment”), by and between Seller and Buyer, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Fee Letter”);

WHEREAS, also in connection with the Repurchase Agreement, Guarantor executed and delivered to Buyer that certain Guarantee Agreement, dated as of August 30, 2017 (as amended pursuant to the terms of Amendment No. 1 to Guarantee Agreement, dated as of April 26, 2018, by and between Guarantor and Buyer, Amendment No. 2 to Guarantee Agreement, dated as of August 29, 2019, by and between Guarantor and Buyer, Amendment No. 3 to Guarantee Agreement, dated as of August 3, 2020, by and between Guarantor and Buyer and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guarantee Agreement”); and

WHEREAS, Seller and Buyer have agreed to further amend certain provisions of the Repurchase Agreement in the manner set forth herein, and Guarantor hereby agrees to make the acknowledgements set forth herein.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Buyer and Guarantor hereby agree as follows:

SECTION 1.    Repurchase Agreement Amendments.

(a)    The defined terms “Alternative Rate”, “Funding Period Extension Fee” and “Non-Utilization Fee”, each as set forth in Section 2.01 of the Repurchase Agreement, are hereby deleted in their entirety.

(b)    The defined term “Fee Letter”, as set forth in Section 2.01 of the Repurchase Agreement, is hereby amended and restated in its entirety to read as follows:

“Fee Letter”: The Third Amended and Restated Fee and Pricing Letter, dated as of August 27, 2020, between Buyer and Seller, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.

(c)    The defined term “Indebtedness,” as set forth in Section 2.01 of the Repurchase Agreement, is hereby amended by adding the following sentence to the end of the definition:

“Notwithstanding the foregoing, Indebtedness of a Person shall not include Non-Recourse Indebtedness of any Person arising pursuant to real estate mortgage investment conduits or other similar securitization transactions (“Securitization Indebtedness”) that are not issued by Guarantor, Affiliates of Guarantor, Advisor and/or Affiliates of Advisor (e.g., commercial real estate CLOs) where such Securitization Indebtedness would appear on such first Person’s consolidated balance sheet solely as a result of the consolidation of “variable interest entities” under the requirements of the Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time; provided that for purposes of this clause a Person shall not be considered an Affiliate of another Person solely as a result of owning the most subordinate class(es) of any Securitization Indebtedness issued by such other Person.”

(d)    Section 2.01 of the Repurchase Agreement is hereby amended by inserting the following new definitions in correct alphabetical order:

“Benchmark”: Initially, LIBOR; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to clause (a) of Section 12.01.

“Benchmark Replacement”: The first alternative set forth in the order below that can be determined by Buyer as of the Benchmark Replacement Date:

(1)    the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2)    the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3)    the sum of: (a) the alternate rate of interest that has been selected by Buyer as the replacement (including, without limitation, a temporary replacement determined by Buyer pursuant to Section 12.01(d)) for the then-current Benchmark for the Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

provided that, in the case of clauses (1) and (2) above, such rate, or the underlying rates component thereof, is or are displayed on a screen or other information service that publishes such rate or rates from time to time as selected by Buyer in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment”:

(1)    for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by Buyer as of the Benchmark Replacement Date:

(x)    the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; and

(y)    the spread adjustment (which may be a positive or negative value or zero) that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to USD LIBOR for the Corresponding Tenor; and

(2)    for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by Buyer for the Corresponding Tenor;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by Buyer in its reasonable discretion.

“Benchmark Replacement Conforming Changes”: With respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Pricing Rate,” the definition of “Pricing Period,” timing and frequency of determining rates and making payments of Price Differential, prepayment provisions, and other administrative matters) that Buyer decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date”: The earliest to occur of the following events with respect to the then-current Benchmark:

(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark;

(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3)    in the case of an Early Opt-in Election, the fifth (5th) Business Day after the Rate Election Notice is provided to Seller.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event”: The occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)    a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the

Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR”: The compounded average of daily SOFRs for the Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in advance or compounding in arrears with a lookback and/or suspension period as a mechanism to determine the Price Differential amount payable prior to the end of each Pricing Period) being established by Buyer in accordance with:

(1)    the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR (either in advance or arrears, as applicable); provided that:

(2)    if, and to the extent that, Buyer determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that Buyer determines are substantially consistent with at least five (5) currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities at such time (as a result of amendment or as originally executed) that are publicly available for review;

provided, further, that if Buyer decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for Buyer, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”

“Corresponding Tenor”: With respect to a Benchmark Replacement, an approximately one-month tenor (including overnight) (disregarding Business Day adjustment).

“Early Opt-in Election”: The occurrence of:

(1)    a determination by Buyer that at least five (5) currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities to which Buyer is a party at such time contain (as a result of amendment or as originally executed) as a benchmark interest rate, in lieu of LIBOR, Term SOFR or Compounded SOFR plus (if applicable as a result of a fallback from another benchmark interest rate) a Benchmark Replacement Adjustment, and

(2)    the election by Buyer to declare that an Early Opt-in Election has occurred and the provision by Buyer of written notice of such election to Seller (the “Rate Election Notice”).

“ISDA Definitions”: The 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“Rate Election Notice”: Defined in the definition of “Early Opt-in Election”.

“Reference Time”: With respect to any determination of the Benchmark, (1) if the Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two London Business Days (as determined in accordance with clause (3) of the definition of “Business Day”) preceding the date of such determination, and (2) if the Benchmark is not LIBOR, the time determined by Buyer in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body”: The Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR”: With respect to any day, the secured overnight financing rate published for such day by the SOFR Administrator on the SOFR Administrator’s Website at approximately 2:30 p.m. on the next succeeding U.S. Governmental Securities Business Day.

“SOFR Administrator’s Website”: The website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Administrator”: The Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Term SOFR”: The forward-looking term rate for the Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement”: The Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

(e)    The defined terms, “LIBOR” and “Pricing Rate”, as set forth in Article 2 of the Repurchase Agreement, are each hereby amended and restated in their entirety to read as follows:

“LIBOR”: The rate of interest per annum determined by Buyer on the basis of the rate for deposits in Dollars for delivery on the first (1st) day of each Pricing Period, for a one-month period commencing on (and including) the first day of such Pricing Period and ending on (but excluding) the same corresponding date in the following month, as reported on Reuters Screen LIBOR 01 Page (or any successor page) at approximately 11:00 a.m., London time, on the Pricing Rate Determination Date (or if not so reported, then as determined by Buyer from another recognized source or interbank quotation). Each calculation by Buyer of LIBOR shall be conclusive and binding for all purposes, absent manifest error. If the calculation of LIBOR results in a LIBOR rate of less than zero (0), LIBOR shall be deemed to be zero (0) for all purposes of this Agreement.

“Pricing Rate”: For any Pricing Period, the Benchmark for such Pricing Period plus the applicable Pricing Margin for such date; provided, that while an Event of Default is continuing, the Pricing Rate shall be the Default Rate; provided further that, notwithstanding anything to the contrary set forth herein or any other Repurchase Document, with respect to the Pricing Rate applicable to any Transaction, in no event shall LIBOR or any other Benchmark be less than the minimum Benchmark specified by Buyer and Seller in the related Confirmation (or amended Confirmation, as applicable) with respect to such Transaction.

(f)    The first full sentence of the defined term “Maximum Amount”, as set forth in Article 2 of the Repurchase Agreement, is hereby amended and restated in its entirety to read as follows:

“$100,000,000 unless and until Seller elects to exercise, and Buyer approves the Upsize Option in Buyer’s sole discretion in accordance with all of the terms and conditions of Section 3.06(c), upon which election and approval the Maximum Amount shall be increased up to $200,000,000 pursuant to the terms of such approval.”

(g)    Section 3.04 of the Repurchase Agreement is hereby amended by deleting the text “Buyer’s election to use the Alternative Rate or” as set forth in the second proviso thereto.

(h)    Section 3.06(c) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

“(c)    Maximum Amount Upsize Option. Seller may request up to two (2) separate increases of the Maximum Amount. The first increase, if requested, shall be for an increase of the Maximum Amount from $100,000,000 to either $150,000,000 or $200,000,000, and if the first such request results in an approval of the Maximum Amount being increased to $150,000,000 in accordance with the terms hereof, then Seller may submit a second request to increase the Maximum Amount from $150,000,000 to $200,000,000. Each request for an increase of the

Maximum Amount (each, an “Upsize Option”), shall be effected by delivery of written notice to Buyer, and, in each case, such request shall propose an effective date for the requested increase that is no later than the last day of the Funding Period. Any Upsize Option may be approved or denied by Buyer, in its sole discretion. The failure of Buyer to deliver notice to Seller approving any requested increase in the Maximum Amount shall be deemed to be Buyer’s determination not to increase the Maximum Amount. Any request for increase of the Maximum Amount will be deemed to be denied if any of the following has occurred and is continuing as of the proposed effective date of the related increase in the Maximum Amount: (i) a Default or Event of Default has occurred and is continuing, (ii) the Facility Debt Yield Test is not satisfied, (iii) an accrued and unpaid Margin Deficit exists or (iv) Buyer has requested a new or updated Beneficial Ownership Certification, as applicable, in relation to Seller (to the extent Seller qualifies as a “legal entity customer”), and Seller has failed to provide such new or updated Beneficial Ownership Certification to Buyer. In connection with any exercise of an Upsize Option, Seller shall pay to Buyer the Upsize Fee on or before the effective date of each related increase in the Maximum Amount.”

(i)    Clauses (ii) and (iii) of Section 3.07(b) of the Repurchase Agreement are hereby amended and restated in their entirety to read as follows:

“(ii)    [reserved];

(iii)    the Extension Fee and the Upsize Fee, each of which shall be due and payable by Seller as set forth in Section 3.06; and”

(j)    Section 12.01 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

“Section 12.01     Benchmark Replacement; Market Disruption. (a) Notwithstanding anything to the contrary herein or in any other Repurchase Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Repurchase Document in respect of such determination on such date and all determinations on all subsequent dates. If the Benchmark Replacement is determined in connection with a Benchmark Transition Event, such Benchmark Replacement will become effective as of the Reference Time on the applicable Benchmark Replacement Date without any amendment to, or further action or consent of any other party to, this Agreement or any other Repurchase Document. If the Benchmark Replacement is determined in connection with an Early Opt-in Election, such Benchmark Replacement will become effective at 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Seller without any amendment to this Agreement or any other Repurchase Document or further action or consent of Seller or any other party to this Agreement or any other Repurchase Document.

(b)    Benchmark Replacement Conforming Changes. In connection with a Benchmark Replacement, Buyer will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Repurchase Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Seller or any other party to this Agreement or any other Repurchase Document.

(c)    Notices; Standards for Decisions and Determinations. Buyer will promptly notify Seller of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the removal or reinstatement of any tenor of Term SOFR pursuant to clause (d) below. Any determination, decision or election that may be made by Buyer pursuant to this Section 12.01, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from Seller or any other party to this Agreement or any other Repurchase Document.

(d)    Market Disruption. Notwithstanding the foregoing, if prior to any Pricing Period, Buyer determines that, by reason of circumstances affecting the relevant market (other than a Benchmark Transition Event or an Early Opt-in Election), adequate and reasonable means do not exist for ascertaining the then-current Benchmark for such Pricing Period, Buyer shall give prompt notice thereof to Seller, whereupon the Pricing Rate for such Pricing Period, and for all subsequent Pricing Periods until such notice has been withdrawn by Buyer, shall be the Benchmark Replacement determined by Buyer pursuant to clause (3) of the definition of “Benchmark Replacement”.”

(k) Section 12.02 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

“Section 12.02     Illegality. If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof after the date hereof shall make it unlawful for Buyer to effect or continue Transactions as contemplated by the Repurchase Documents, (a) any commitment of Buyer hereunder to enter into new Transactions shall be terminated and the Maturity Date shall be deemed to have occurred, (b) if required by such adoption or change, the Pricing Rate shall be the Benchmark Replacement determined by Buyer pursuant to clause (3) of the definition of “Benchmark Replacement”, and (c) if required by such adoption or change, the Maturity Date shall be deemed to have occurred.”

(l)    Section 12.03 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

“Section 12.03     Breakfunding. In the event of (a) the failure by Seller to terminate any Transaction after Seller has given a notice of termination pursuant to Section 3.04, (b) any payment to Buyer on account of the outstanding Repurchase Price, including a payment made pursuant to Section 3.04 but excluding a payment made pursuant to Section 5.02, on any day other than a Remittance Date (based on the assumption that Buyer funded its commitment with respect to the Transaction in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods that Buyer deems appropriate and practical), (c) any failure by Seller to sell Eligible Assets to Buyer after Seller has notified Buyer of a proposed Transaction and Buyer has agreed to purchase such Eligible Assets in accordance with this Agreement, or (d) any redetermination of the Pricing Rate based on a Benchmark Replacement for any reason on a day that is not the last day of the then-current Pricing Period, Seller shall compensate Buyer for the cost and expense, if any, attributable to such event, but excluding lost profits. A certificate of Buyer setting forth any amount or amounts that Buyer is entitled to receive pursuant to this Section 12.03 shall be delivered to Seller and shall be conclusive to the extent calculated in good faith and absent manifest error. Seller shall pay Buyer the amount shown as due on any such certificate within ten (10) days after receipt thereof.”

(m)    Section 12.08 of the Repurchase Agreement is hereby amended by deleting the text “Buyer’s election to use the Alternative Rate or” as set forth in the first full line thereof.

(n)    Exhibit B to the Repurchase Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit B attached hereto.

SECTION 2.    Extension of Maturity Date and Funding Expiration Date. Buyer and Seller hereby acknowledge and agree that (i) Seller has requested, pursuant to Sections 3.06(a) and (b) of the Repurchase Agreement, an extension of each of the Maturity Date and the Funding Expiration Date, in each case, from August 30, 2020 to August 30, 2021, and (ii) Buyer has approved such request. Therefore, from and after the effective date of this Amendment, (A) the new Maturity Date under the Repurchase Agreement shall be August 30, 2021, (B) the new Funding Expiration Date under the Repurchase Agreement shall be August 30, 2021, (C) there shall be two (2) remaining options to further extend the Maturity Date, subject to, and in accordance with the terms of, Section 3.06(a) of the Repurchase Agreement, and (D) there shall be no further options to extend the Funding Expiration Date.

SECTION 3.    Conditions Precedent. This Amendment and its provisions shall become effective on the first date (the “Amendment Effective Date”) on which (a) this Amendment is executed and delivered by a duly authorized officer of each of Seller, Buyer and Guarantor, along with such other documents as Buyer or counsel to Buyer may reasonably request, (b) Seller has paid to Buyer the Extension Fee in connection with the extension of the Maturity Date, and (c) Buyer shall have received a duly executed copy of the Fee Letter Amendment.

SECTION 4.    Representations, Warranties and Covenants. Each of Seller and Guarantor hereby represents and warrants to Buyer, as of the date hereof and as of the Amendment Effective Date, that (i) it is in full compliance with all of the terms and provisions set forth in each Repurchase Document to which it is a party on its part to be observed or performed, and (ii) no

Default or Event of Default has occurred or is continuing. Each of Seller and Guarantor hereby confirms and reaffirms its representations, warranties and covenants contained in each Repurchase Document to which it is a party.

SECTION 5.    Acknowledgements of Seller. Seller hereby acknowledges that (a) Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement and the other Repurchase Documents, and (b) Seller has no defenses, counterclaims or set-offs with respect to any of its obligations under any of the Repurchase Documents.

SECTION 6.    Acknowledgments of Guarantor. Guarantor hereby acknowledges (a) the execution and delivery of this Amendment and agrees that it continues to be bound by the Guarantee Agreement to the extent of the Guaranteed Obligations (as defined therein), and (b) that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement, the Guarantee Agreement and each of the other Repurchase Documents.

SECTION 7.    Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, each (x) reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, (y) each reference to the “Repurchase Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Repurchase Agreement, as amended hereby, and (z) each reference in the Repurchase Agreement to “this Agreement”, this “Repurchase Agreement”, “hereof”, “herein” or words of similar effect in referring to the Repurchase Agreement shall be deemed to be references to the Repurchase Agreement, as amended by this Amendment.

SECTION 8.    No Novation, Effect of Agreement. The parties hereto have entered into this Amendment solely to amend the terms of the Repurchase Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owning by Seller, Guarantor or any of their respective Affiliates (the “Repurchase Parties”) under or in connection with the Repurchase Agreement or any of the other Repurchase Documents. It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the Repurchase Obligations of the Repurchase Parties under the Repurchase Agreement are preserved, (ii) the liens and security interests granted under the Repurchase Agreement continue in full force and effect, and (iii) any reference to the Repurchase Agreement in any such Repurchase Document shall be deemed to also reference this Amendment.

SECTION 9.    Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 10.    Expenses. Seller and Guarantor agree to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to Buyer.

SECTION 11.    GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLER:

FS CREIT FINANCE WF-1, LLC, a Delaware limited liability company

By:	/s/ Stephen Sypherd
	Name:	Stephen Sypherd
	Title:	Vice President, Treasurer and Secretary

GUARANTOR:

FS CREDIT REAL ESTATE INCOME TRUST INC., a Maryland corporation

By:	/s/ Stephen Sypherd
	Name:	Stephen Sypherd
	Title:	Vice President, Treasurer and Secretary

BUYER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Michael P. Duncan
Name: Michael P. Duncan
Title: Director

EXHIBIT B

FORM OF CONFIRMATION

[        ] [    ], [20    ]

Wells Fargo Bank, National Association

One Wells Fargo Center

301 South College Street

MAC D1053-125, 12th Floor

Charlotte, North Carolina 28202

Attention: Karen Whittlesey

Re:	Master Repurchase and Securities Contract dated as of August 30, 2017, (the “Agreement”) between FS CREIT FINANCE WF-1 LLC (“Seller”) and Wells Fargo Bank, National Association (“Buyer”)

Ladies and Gentlemen:

This is a Confirmation (as this and other terms used but not defined herein are defined in the Agreement) executed and delivered by Seller and Buyer pursuant to Section 3.01 of the Agreement. Seller and Buyer hereby confirm and agree that as of the Purchase Date and upon the other terms specified below, Seller shall sell and assign to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in, to and under the Purchased Assets listed in Appendix 1 hereto.

Purchased Assets (including Class and Mortgaged Property):	As described in Appendix 1 hereto

Market Value:	$

Applicable Percentage:	%

Pricing Margin:	%

Minimum Benchmark:	%

Future Funding Amount (if applicable):	%

Purchased Asset Documents:	As described in Appendix 1 hereto

Purchase Date:	[ ] [ ], [20 ]

Repurchase Date:	[ ] [ ], 20[ ]

Purchase Price:	$

B-1-1

Seller hereby certifies as follows, on and as of the above Purchase Date with respect to each Purchased Asset described in this Confirmation:

1.    All of the conditions precedent in Article 6 of the Agreement have been satisfied.

2.    Except as specified in Appendix 1 hereto, Seller will make all of the representations and warranties contained in the Agreement (including Schedule 1 to the Agreement as applicable to the Class of such Asset).

Seller:

FS CREIT FINANCE WF-1 LLC

By:
Name:
Title:

Buyer:

Acknowledged and Agreed:

Wells Fargo Bank, National Association

By:
Name:
Title:

B-1-2

Appendix 1 to Confirmation

List of Purchased Assets, including, as applicable:

(a) Transaction Name
(b) Seller Loan Number
(c) Class (Whole Loan or Senior Interest)
(d) Lien Type
(e) Property Type
(f) Property Street Address
(g) Property City, State, County, Zip Code
(h) Appraised Value
(i) Appraisal Firm
(j) Appraisal Date
(k) Original Balance
(l) Seller Origination Balance as of Closing Date
(m) Current Balance
(n) Amortization
(o) Balloon Amount
(p) [Current] Interest Rate
(q) Spread
(r) Index (Ex: 1 mo LIBOR; [ ]%)
(s) Next Interest Change Date
(t) Next Payment Change Date
(u) Interest Rate cap
(v) Current Principal and Interest
(w) Note Date
(x) First Payment Due Date to Seller
(y) Initial Maturity Date
(z) Extended Maturity Date
(aa) Current delinquency status
(bb) Payment Type
(cc) Payment Frequency
(dd) Rate Change Frequency
(ee) Original Principal and Interest
(ff) Sponsor Name (including first name, if any)
(gg) Borrowing Entity Name
(hh) Open to Prepayment?
(ii) Prepayment Penalty

[Description of any exceptions to representations and warranties made by Seller in the Confirmation]